SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported) 9/24/03

TROPICAL SPORTSWEAR INT’L CORPORATION
(Exact Name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-23161 (Commission file number)	59-3420305 (IRS Employer Identification No.)

4902 W. Waters Avenue, Tampa, FL (Address of principal executive offices)	33634 (Zip Code)

Registrant’s telephone number, including area code: (813) 249-4900

Item 5.     Other Events

     A lawsuit seeking class action status was filed on September 16, 2003, in the U.S. District Court for the Middle District of Florida, Tampa Division, on behalf of all persons who purchased or otherwise acquired the securities of the Company during the period from April 17, 2002 through January 20, 2003 (the “Class Period”). The lawsuit names the Company and certain current and former officers and directors of the Company as defendants.

     The lawsuit makes a number of allegations against the defendants, including allegations that during the Class Period, the defendants materially misled the investing public by publicly issuing false and misleading statements and omitting to disclose material facts concerning the Company’s operations and performance and the retail market for its goods

     The Company is reviewing the lawsuit with its attorneys and intends to vigorously defend the lawsuit. Because this case is in the early stages of litigation, the Company is unable to form a reasonable estimate of potential loss, if any, and has not established any reserves related to this case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICAL SPORTSWEAR INT’L CORPORATION

Date: September 24, 2003	By:	/s/ Robin J. Cohan Robin J. Cohan Executive Vice President, Chief Financial Officer, and Treasurer